Exhibit 10.101
AMENDMENT NUMBER 3
TO
DEVELOPMENT AND SUPPLY AGREEMENT DATED DECEMBER 28, 2001
BETWEEN
ABBOTT LABORATORIES AND INTERMUNE, INC.
     This Amendment No. 3, to the Development and Supply Agreement dated as of December 28, 2001, as amended by Amendment No. 1 dated April 26, 2002, Amendment No. 2 dated October 15, 2002, and the letter agreement regarding “Authorization for Disclosure of Confidential Information” dated July 18, 2003 (collectively, the “Agreement”), is effective as of December 22, 2005 (“Amendment No. 3 Effective Date”) between Abbott Laboratories, an Illinois corporation (“Abbott”), and InterMune, Inc., a Delaware corporation (“InterMune”). Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.
     WHEREAS, the parties desire to amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	Amendment. Abbott and InterMune hereby amend the Agreement as follows:
A.	Section 8.6 of the Agreement is amended and restated as follows:
     8.6 Non-Standard Equipment or Additional Capacity. If equipment is required to manufacture Bulk Drug Substance for InterMune, InterMune shall pay the cost of such equipment, subject to InterMune’s prior approval of such costs, which approval shall not be unreasonably withheld. Abbott shall advise InterMune of equipment required and the estimated cost(s) associated with the purchase, installation and validation of such equipment. Such equipment shall be used exclusively for manufacturing Bulk Drug Substance hereunder or, if utilized for other products, such cost(s) shall be prorated accordingly. Abbott shall bill InterMune for the associated costs after Abbott installs the equipment.
B.	Section 12.1 of the Agreement is amended and restated as follows:
     12.1 Term. This Agreement shall become effective as of the Effective Date, and unless sooner terminated hereunder, shall continue in effect until December 31, 2014; provided, however, that twenty-four (24) months prior written notice of a party’s intent to terminate this Agreement is given to the other party. THEREAFTER, THIS AGREEMENT SHALL STAY IN EFFECT FOR RECURRENT ADDITIONAL TWO (2) YEAR PERIODS, UNLESS TWELVE (12) MONTHS PRIOR WRITTEN NOTICE OF A PARTY’S INTENT TO TERMINATE IS GIVEN TO THE OTHER PARTY.

C.	A new Section 12.6 of the Agreement is hereby added to the Agreement and shall read as follows:
     12.6 Abbott Termination of Rights. In the event InterMune fails to obtain NDA approval by January 1, 2010, Abbott shall have the right to terminate this Agreement.
D.	A new Section 12.7 of the Agreement is hereby added to the Agreement and shall read as follows:
     12.6 Actions on Termination.
(a)	Upon expiration or termination of this Agreement for any reason by InterMune, upon InterMune’s request, Abbott will reasonably assist InterMune with the technology transfer of the manufacturing process associated with Bulk Drug Substance to InterMune or its designee, and InterMune shall pay Abbott’s reasonable costs and expenses for such assistance.

(b)	Upon termination of this Agreement for any reason by Abbott, upon InterMune’s request, Abbott will reasonably assist InterMune with the technology transfer of the manufacturing process associated with Bulk Drug Substance to InterMune or its designee, and Abbott shall pay Abbott’s reasonable costs and expenses for such assistance.
2.	Miscellaneous.
A.	All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

B.	This Amendment shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to the conflicts of law provisions thereof, and any dispute arising out of or in connection with this Amendment shall be governed by the alternative dispute resolution provisions of Exhibit E of the Agreement.

C.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

D.	Any term of this Amendment may be amended with the written consent of both parties.

E.	This Amendment is the product of both of the parties hereto, and together with the Agreement constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the matters set forth herein.

F.	From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.
     IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Amendment as of the Amendment No. 3 Effective Date.

InterMune, Inc.	ABBOTT LABORATORIES

/s/ Thomas Kassberg	/s/ Mike L. McGibbon

Name:Thomas Kassberg Title: Senior Vice President	Name: Mike L. McGibbon Title: General Manager, Pharma

3